EXHIBIT 11.1

                             CARRIAGE SERVICES, INC.
                        COMPUTATION OF PER SHARE EARNINGS
               (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE DATA)

   Earnings per share for the three and six month periods ended June 30, 2000 and 1999 is calculated based on the weighted average number of common and common equivalent shares outstanding during the period as prescribed by SFAS 128. The following table sets forth the computation of the basic and diluted earnings per share for the three and six month periods ended June 30, 1999 and 2000:

                                                                   THREE MONTHS                SIX MONTHS
                                                                  ENDED JUNE 30,              ENDED JUNE 30,
                                                             ------------------------   ------------------------
                                                                1999          2000         1999          2000
                                                             ----------    ----------   ----------    ----------
Net income before extraordinary item .....................   $    3,096    $      166   $    7,474    $    3,072
Extraordinary item .......................................         (200)         --           (200)         --
                                                             ----------    ----------   ----------    ----------
Net income ...............................................        2,896           166        7,274         3,072
Preferred stock dividends ................................           28            20           56            40
                                                             ----------    ----------   ----------    ----------
Net income available to common stockholders for basic EPS
    computation ..........................................        2,868           146        7,218         3,032
Effect of dilutive securities ............................         --            --            291            40
                                                             ----------    ----------   ----------    ----------
Net income available to common stockholders for diluted
    EPS computation ......................................   $    2,868    $      146   $    7,509    $    3,072
                                                             ==========    ==========   ==========    ==========
Weighted average number of common shares outstanding for
    basic EPS computation ................................       15,877        16,027       15,843        16,002
Effect of dilutive securities:
     Stock options .......................................          458            98          424           213
     Assumed conversion of preferred stock ...............         --            --            714           409
                                                             ----------    ----------   ----------    ----------
Weighted average number of common and common equivalent
    shares outstanding for diluted EPS computation .......       16,335        16,125       16,981        16,624
                                                             ==========    ==========   ==========    ==========
Basic earnings per share:
     Net income before extraordinary item ................   $      .19    $      .01   $      .47    $      .19
     Extraordinary item ..................................         (.01)         --           (.01)         --
                                                             ----------    ----------   ----------    ----------
     Net income ..........................................   $      .18    $      .01   $      .46    $      .19
                                                             ==========    ==========   ==========    ==========
Diluted earnings per share:
     Net income before extraordinary item ................   $      .19    $      .01   $      .45    $      .19
     Extraordinary item ..................................         (.01)         --           (.01)         --
                                                             ----------    ----------   ----------    ----------
     Net income ..........................................   $      .18    $      .01   $      .44    $      .19
                                                             ==========    ==========   ==========    ==========